SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report:  September 10, 1998

Commission File Number 33-82034


INDIANTOWN COGENERATION, L.P. (Exact name of co-registrant as specified in its charter)

		Delaware				 52-1722490 (State or other
	jurisdiction of		(I.R.S. Employer Identification Number)
	incorporation or organization)



INDIANTOWN COGENERATION FUNDING CORPORATION (Exact name of co-registrant as specified in its charter)

		Delaware				 52-1889595 (State or other
	jurisdiction of		(I.R.S. Employer Identification Number)
	incorporation or organization)



7500 Old Georgetown Road, 13th Floor Bethesda, Maryland 20814-6161
 (Registrants' address of principal executive offices)


(301)-718-6800 (Registrants' telephone number, including area code)


Item 1.  Changes in Control of Registrant.

	Indiantown Cogeneration, L.P. (the "Partnership") is a special purpose Delaware limited partnership formed on October 4, 1991. The general partners were Toyan Enterprises ("Toyan"), a California corporation and a wholly-owned special purpose indirect subsidiary of U.S. Generating Company, LLC, and Palm Power Corporation
("Palm"), a Delaware corporation and a special purpose indirect subsidiary of Bechtel Enterprises, Inc. ("Bechtel Enterprises").
The sole limited partner is TIFD III-Y, Inc. ("TIFD"), a special purpose indirect subsidiary of General Electric Capital Corporation ("GECC"). During 1994, the Partnership formed its sole, wholly owned subsidiary, Indiantown Cogeneration Funding Corporation ("ICL Funding"), to act as agent for, and co-issuer with, the Partnership in accordance with the 1994 bond offering.

On August 21, 1998, Toyan consummated the transactions contemplated in the Purchase Agreement dated as of May 29, 1998, with DCC Project Finance Twelve, Inc. ("PFT"), whereby PFT, through a new partnership (Indiantown Project Investment, L.P. ("IPILP")) with Toyan became a new general partner in the Partnership, acquired 19.95% of Toyan's interest in the Partnership, which represents a 10% ownership in the Partnership. Prior to the PFT transaction, Toyan converted some of its general partnership interest into a limited partnership interest such that Toyan now directly holds only a limited partnership interest in the Partnership. In addition, Bechtel Generating Company, Inc. ("Bechtel Generating"), a subsidiary of Bechtel Enterprises and the direct owner of Palm, entered into a Purchase Agreement dated as of March 6, 1998, with Cogentrix Energy, Inc. ("Cogentrix") whereby a wholly owned subsidiary Cogentrix will purchase from Bechtel Generating, among other things, 100% of the stock of Palm. Palm holds a 10% interest in the Partnership. The Partnership ha s been informed that the closing of the Cogentrix sale is expected before the end of 1998.

	The net profits and losses of the Partnership are allocated to Toyan, Palm, TIFD and, if applicable, Newco (collectively, the
"Partners") based on the following ownership percentages:

					From		From 		With PFT Transaction
					September	August 		and
					20, 1997	28, 1998	Cogentrix Sale

Toyan				50%			30.05%		30.05%
Palm				10%			10%			10%*
IPILP				-- 			19.95%**	19.95%**
TIFD				40%			40%			40%

* Now beneficially owned by Cogentrix.
** PFT's beneficial ownership in the Partnership through IPILP is equal to 10%.

The change in ownership as a result of the PFT transaction was the subject of a notice of self-recertification of Qualifying Facility status filed by the Partnership with the Federal Energy Regulatory Commission on August 20, 1998. The Cogentrix transaction was the subject of a similar filing and is also subject to certain other conditions set forth in the purchase agreement therefor including, if applicable, any conditions imposed by the Partnership's financing arrangements.

The Partnership is unable to predict the likelihood that the Cogentrix sale will be consummated or, if consummated, whether such closing will occur in accordance with the date set forth above. The Partnership is, however, not aware of any event or circumstance which currently exists which would prevent the consummation of the Cogentrix transaction.

Item 5	Other Events.

	As permitted by the Partnership's financing arrangements, on August 19, 1998, the Partnership reduced the balance in the Debt Service Reserve Account to the Debt Service Reserve Account Required Balance by reducing the Debt Service Reserve Letter of Credit. The Debt Service Reserve Account now contains the $29,609,840 Debt Service Reserve Letter of Credit and $12,500,000 of cash (available only as a debt service reserve for the Tax Exempt Bonds).


SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


								Indiantown Cogeneration, L.P.
								(Co-Registrant)


Date:  September 10, 1998			 /s/ John R. Cooper
								John R. Cooper Vice President and
								Chief Financial Officer




								Indiantown Cogeneration Funding
								Corporation (Co-Registrant)



Date:  September 10, 1998			 /s/ John R. Cooper
								John R. Cooper Vice President and
								Chief Financial Officer